Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons who executes a copy of this Joint Filing Agreement agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D relating to securities of Provectus Biopharmaceuticals, Inc., and of amendments to that Schedule 13D, and agrees to the filing of this Joint Filing Agreement as an exhibit to the Schedule 13D.

Dated: March 29, 2017		/s/ Charles Littlejohn
Charles Littlejohn

/s/ Jeffrey A. Morris
Jeffrey A. Morris

	By:	/s/ Marilyn Thornton
Trustee, James F Boyle Jr Credit Shelter Trust

/s/ John G. Gazonas
John G. Gazonas

/s/ James D. Watson
James D. Watson

	By:	/s/ Christopher Rossman
Managing Member, Times 11

/s/ Steve Smith
Steve Smith

/s/ al Schwenck
Al Schwenck

/s/ Marta Schwenck
Marta Schwenck

/s/ Jean Stack
Jean Stack

/s/ Bill Reinhard
Bill Reinhard

/s/ Scott Webber
Scott Webber

/s/ Robert Taurosa
Robert Taurosa

/s/ Hugh G. Nolan
Hugh G. Nolan

/s/ Marc Kelley
Marc Kelley

/s/ Peter R. Culpepper
Peter R. Culpepper

/s/ Calvin Wallen III
Calvin Wallen III

/s/ Courtlandt G. Miller
Courtlandt G. Miller